Exhibit 1

Transactions in Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Securities Purchased/(Sold)*	Price Per Security($)	Price Range ($)	Date of Purchase/Sale

CONTROL EMPRESARIAL DE CAPITALES, S.A. DE C.V.

Purchase of Class A Preferred Shares, represented by ADSs	775,000	1.7375	1.6759 - 1.7500	10/07/2026
Purchase of Class A Preferred Shares, represented by ADSs	1,665,136	1.7974	1.7050 - 1.8400	10/08/2026
Purchase of Class A Preferred Shares, represented by ADSs	74,036	1.7290	---	10/09/2026

FUNDACION CARLOS SLIM, A.C.

Purchase of Class A Preferred Shares, represented by ADSs	600,000	1.8119	1.7550 - 1.8200	10/09/2026
Purchase of Class A Preferred Shares, represented by ADSs	992,000	1.7451	1.7150 - 1.7500	10/13/2026
Purchase of Class A Preferred Shares, represented by ADSs	80,000	1.8019	1.7650 -1.8100	10/14/2026
Purchase of Class A Preferred Shares, represented by ADSs	609,000	1.8048	1.7500 - 1.8100	10/15/2026
Purchase of Class A Preferred Shares, represented by ADSs	400,000	1.7193	1.6900 - 1.7500	10/16/2026
Purchase of Class A Preferred Shares, represented by ADSs	407,000	1.6934	1.6550 - 1.7000	10/19/2026
Purchase of Class A Preferred Shares, represented by ADSs	570,000	1.6632	1.6350 - 1.6900	10/21/2026
Purchase of Class A Preferred Shares, represented by ADSs	276,000	1.5920	1.5650 - 1.6000	10/22/2026
Purchase of Class A Preferred Shares, represented by ADSs	4,147	1.6000	---	10/23/2026
Purchase of Class A Preferred Shares, represented by ADSs	70,000	1.1965	1.1950 - 1.2000	10/27/2026
Purchase of Class A Preferred Shares, represented by ADSs	287,000	1.1895	1.1750 - 1.1900	10/28/2026
Purchase of Class A Preferred Shares, represented by ADSs	446,000	1.1586	1.1450 - 1.1600	10/29/2026
Purchase of Class A Preferred Shares, represented by ADSs	480,000	1.1385	1.1100 - 1.1400	10/30/2026
Purchase of Class A Preferred Shares, represented by ADSs	413,000	1.1295	1.1200 - 1.1300	11/02/2026
Purchase of Class A Preferred Shares, represented by ADSs	640,000	1.1629	1.1100 - 1.1800	11/04/2026
Purchase of Class A Preferred Shares, represented by ADSs	640,000	1.1040	1.0750 - 1.1100	11/05/2026

FUNDACION TELMEX, A.C.

Purchase of Class A Preferred Shares, represented by ADSs	208,316	1.8119	1.7550 - 1.8200	10/09/2026
Purchase of Class A Preferred Shares, represented by ADSs	248,663	1.7451	1.7150 - 1.7500	10/13/2026
Purchase of Class A Preferred Shares, represented by ADSs	23,878	1.8019	1.7650 - 1.8100	10/14/2026
Purchase of Class A Preferred Shares, represented by ADSs	153,089	1.8048	1.7500 - 1.8100	10/15/2026
Purchase of Class A Preferred Shares, represented by ADSs	100,000	1.7193	1.6900 - 1.7500	10/16/2026
Purchase of Class A Preferred Shares, represented by ADSs	102,601	1.6934	1.6550 - 1.7000	10/19/2026
Purchase of Class A Preferred Shares, represented by ADSs	143,597	1.6632	1.6350 - 1.6900	10/21/2026
Purchase of Class A Preferred Shares, represented by ADSs	69,709	1.5920	1.5650 - 1.6000	10/22/2026
Purchase of Class A Preferred Shares, represented by ADSs	16,879	1.1965	1.1950 - 1.2000	10/27/2026
Purchase of Class A Preferred Shares, represented by ADSs	72,604	1.1895	1.1750 - 1.1900	10/28/2026
Purchase of Class A Preferred Shares, represented by ADSs	112,271	1.1586	1.1450 - 1.1600	10/29/2026
Purchase of Class A Preferred Shares, represented by ADSs	120,000	1.1385	1.1100 - 1.1400	10/30/2026
Purchase of Class A Preferred Shares, represented by ADSs	103,264	1.1295	1.1200 - 1.1300	11/02/2026
Purchase of Class A Preferred Shares, represented by ADSs	160,000	1.1629	1.1100 - 1.1800	11/04/2026
Purchase of Class A Preferred Shares, represented by ADSs	160,000	1.1040	1.0750 - 1.1100	11/05/2026

* The price reported in column Price Per Security ($) is a weighted average price if a price range is indicated in column Price Range ($). These securities were sold in multiple transactions at prices between the corresponding price ranges in the applicable row. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of securities sold at each separate price.